Exhibit 23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86012) pertaining to the AmerisourceBergen Employee Investment Plan of AmerisourceBergen Corporation of our report dated June 7, 2021, with respect to the financial statements and schedules of the AmerisourceBergen Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 7, 2021